                    Exhibit 99.1

For immediate release:

Alico, Inc. Announces Third Quarter and Nine Month Financial Results for Fiscal Year 2016 Highlighted by $10.4 million of Net Income, $37.4 million of EBITDA, and $34.2 million of Net Cash Provided by Operating Activities for the Nine Months of Fiscal Year 2016.

Fort Myers, FL, August 4, 2016 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO), today announces financial results for the third quarter and nine months ended June 30, 2016. For the nine month period, the Company earned $1.25 per share compared to $2.34 per share in the prior year primarily due to lower production volume. When both periods are adjusted for one-time items related to prior acquisitions including transaction costs, litigation, consulting fees, acquired inventory and real estate gains, the Company earned $1.32 per share in the nine month period of 2016 and $2.40 per share in 2015.

(in thousands except for per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2016	2015	Change		2016	2015	Change

Net income attributable to common stockholders	$4,681	$9,176	$(4,495)	(49.0)%	$10,404	$18,609	$(8,205)	(44.1)%
EBITDA	$14,587	$22,072	$(7,485)	(33.9)%	$37,359	$46,519	$(9,160)	(19.7)%
Earnings Per Diluted Common Share	$0.56	$1.11	$(0.55)	(49.5)%	$1.25	$2.34	$(1.09)	(46.6)%
Net cash provided by operating activities	$22,047	$40,296	$(18,249)	(45.3)%	$34,185	$36,349	$(2,164)	(6.0)%

Orange Co. Division Results

Orange Co.'s financial results declined during the period due to lower citrus production volume and costs of sales flat with the prior year level, resulting in higher per unit costs.

Orange Co. 2016 crop production was lower by 17.4% on a pound solids basis and by 11.9% on a box basis for the nine months ended June 30, 2016. Last month, the USDA estimated the Florida orange crop decreased by approximately 15.8% this season as measured by total boxes produced. Orange Co.’s early and mid-season pound solids decreased by 22.9% and boxes decreased by 18.2%; its late season Valencia pound solids decreased by 13.4% and boxes decreased by 6.8%. These declines were due to various factors including extreme weather patterns, such as El Nino and higher than normal temperatures during the early and mid-season harvest, and citrus greening, but partially mitigated by the acceleration of the Company’s late season harvesting activities to address premature fruit drop.

Citrus production for the third quarter and nine months ended June 30, 2016 and 2015 is summarized in the following table.

(boxes and pound solids in thousands)

	Three Months Ended June 30,				Nine Months Ended June 30,
			Change				Change
	2016	2015	$	%	2016	2015	$	%
Boxes Harvested:
Early and Mid-Season	30	$(82)	112	(136.6)%	3,634	$4,442	(808)	(18.2)%
Valencias	2,854	4,489	(1,635)	(36.5)%	5,195	5,570	(375)	(6.8)%
Total Processed	2,884	4,407	(1,523)	(34.6)%	8,829	10,012	(1,183)	(11.9)%
Fresh Fruit	52	214	(162)	(75.7)%	401	460	(59)	(12.9)%
Total	2,936	4,621	(1,685)	(36.5)%	9,230	10,472	(1,242)	(11.9)%
Pound Solids Produced:
Early and Mid-Season	19	(374)	393	(105.1)%	20,167	26,139	(5,972)	(22.9)%
Valencias	17,338	29,269	(11,931)	(40.8)%	31,237	36,044	(4,807)	(13.4)%
Fresh Fruit	—	(84)	84	(100.0)%	—	—	—	—
Total	17,357	28,811	(11,454)	(39.8)%	51,404	62,183	(10,779)	(17.4)%

Average Pound Solids Per Box	6.02	6.54	(0.52)	(7.9)%	5.82	6.21	(0.39)	(6.3)%

Price per Pound Solids:
Early and Mid-Season	NM	NM	NM	NM	$2.17	$1.99	$0.18	9.1%
Valencias	$2.39	$2.13	$0.26	12.2%	$2.40	$2.13	$0.27	12.7%

NM - Not Meaningful

Orange Co. focused on efficiency and cost control in 2016 and its costs of production remained flat from the prior year despite the challenges of unusual weather and disease with cost of sales of $65.4 million compared to $65.5 million in 2015 (excluding a $7.2 million adjustment of the fair market value of acquired inventory). Those costs on a per pound solids basis increased 21.0% from $1.05 to $1.27 because of lower volumes supporting the cost base.

Conservation and Environmental Resources Division Results

For the nine months ended June 30, 2016, Conservation and Environmental Resources (“CER”) revenues of $2.5 million were earned primarily from calf sales with a 731,000 increase in pounds sold generating $1.6 million of increased revenue partially offset by a $0.4 million decrease due to the price per pound declining from $2.16 to $1.67 year over year. The 731,000 increase in pounds sold was due to the timing of calf sales as CER held an additional 1,000 calves in inventory at September 30, 2015 which would have historically been sold prior to year-end. CER operating expenses increased by $1.5 million for the nine months ended June 30, 2016 compared to the nine months ended June 30, 2015 due to the timing of additional pounds sold and a $0.5 million increase in water conservation related expenses.

Other Corporate Financial Information

Alico continues to invest in information technology, management talent and strategic acquisition activities, which has increased its general and administrative costs on a recurring basis by $1.1 million. Corporate G&A expenses for the nine months ended June 30, 2016 totaled $9.5 million compared to $11.9 million for the nine months ended June 30, 2015, a decrease of $2.4 million. The decrease relates primarily to $3.7 million in non-recurring professional and legal fees associated with the Orange-Co and Silver Nip acquisitions and $0.6 million in non-recurring consulting expenses in fiscal year 2015 offset by certain fiscal year 2016 expenses including $0.4 million in legal fees related to the shareholder litigation and $0.4 million in prior year bonuses payments.

Other expense, net for the nine months ended June 30, 2016 was $7.2 million compared to $6.1 million of other income for the nine months ended June 30, 2015. The decrease of $13.3 million is primarily attributable to a $13.0 million decrease in partial gain recognition on the sale of the sugarcane land and a $1.7 million increase in interest expense offset by non-recurring fiscal year 2015 losses, including a $1.1 million loss on extinguishment of debt and a $0.5 million asset impairment.

The Company paid a third quarter cash dividend of $0.06 per share on its outstanding common stock on July 15, 2016, to shareholders of record at June 30, 2016.

The Company ended the quarter with term debt, net of cash and cash equivalents, of $186.9 million.

About Alico

Alico is a holding company with assets and related operations in agriculture and environmental resources, including cattle ranching, water management, and mining. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Senior Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common stockholders	$4,681	$9,176	$10,404	$18,609
Interest expense	2,470	2,104	7,448	5,739
Provision for income taxes	3,392	6,644	7,419	11,534
Depreciation and amortization	4,044	4,148	12,088	10,637
EBITDA	14,587	22,072	37,359	46,519

Asset impairment	—	—	—	541
Transaction costs	48	407	550	4,260
Acquired citrus inventory fair value adjustments	—	3,023	—	7,225
Loss on extinguishment of debt	—	87	—	1,051
Payments on consulting agreements	109	704	555	1,204
Litigation expenses related to shareholder lawsuit	7	—	410	—
(Gains) losses on sale of real estate	284	(1)	(618)	(13,471)

Adjusted EBITDA	$15,035	$26,292	$38,256	$47,329

Adjusted Earnings Per Common Share
(in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common stockholders	$4,681	$9,176	$10,404	$18,609
Loss on extinguishment of debt	—	87	—	1,051
Asset impairment	—	—	—	541
Transaction costs	48	407	550	4,260
Litigation expenses related to shareholder lawsuit	7	—	410	—
Acquired citrus inventory fair value adjustments	—	3,023	—	7,225
Payments on consulting agreements	109	704	555	1,204
(Gains) losses on sale of real estate	284	(1)	(618)	(13,471)
Tax impact	(188)	(1,772)	(374)	(310)

Adjusted net income	$4,941	$11,624	$10,927	$19,109

Diluted common shares	8,309	8,284	8,309	7,971

Adjusted Earnings per Diluted Common Share	$0.59	$1.40	$1.32	$2.40

Adjusted Free Cash Flow
(in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015

Net cash provided by operating activities	$22,047	$40,296	$34,185	$36,349
Adjustments for non-recurring items:
Transaction costs	48	407	550	4,260
Payments on consulting agreements	109	704	555	1,204
Litigation expenses related to shareholder lawsuit	7	—	410	—
Capital expenditures	(3,184)	(4,074)	(9,115)	(9,309)
Adjusted Free Cash Flow	$19,027	$37,333	$26,585	$32,504

Alico utilizes the non-GAAP measures Adjusted EBITDA, Adjusted Earnings per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted EBITDA is defined as earnings before interest expense, provision for income taxes, depreciation and amortization adjusted for non-recurring transactions. Adjusted Earnings per Diluted Common Share is defined as Net Income adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by operations adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share amounts)

	June 30,	September 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$12,990	$5,474
Accounts receivable, net	13,965	3,137
Inventories	44,126	58,273
Income tax receivable	1,227	2,088
Prepaid expenses and other current assets	2,693	1,791
Total current assets	75,001	70,763

Property and equipment, net	377,967	381,099
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	2,511	2,978
Other non-current assets	1,756	3,002
Total assets	$459,481	$460,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,881	$4,407
Accrued liabilities	7,122	13,314
Dividend payable	498	501
Long-term debt, current portion	4,493	4,511
Deferred tax liability, current portion	25	151
Obligations under capital leases, current portion	277	277
Other current liabilities	727	974
Total current liabilities	16,023	24,135

Long-term debt	195,408	200,970
Deferred tax liability	32,892	25,628
Deferred gain on sale	28,436	29,122
Deferred retirement obligations	4,188	4,134
Obligations under capital leases	588	588
Total liabilities	277,535	284,577

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 shares issued and 8,309,128 and 8,325,580 shares outstanding at June 30, 2016 and September 30, 2015, respectively	8,416	8,416
Additional paid in capital	18,192	19,795
Treasury stock, at cost, 107,017 and 90,565 shares held at June 30, 2016 and September 30, 2015, respectively	(4,854)	(3,962)
Retained earnings	155,414	146,455
Total Alico stockholders' equity	177,168	170,704
Noncontrolling interest	4,778	4,807
Total stockholders' equity	181,946	175,511
Total liabilities and stockholders' equity	$459,481	$460,088

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Operating revenues:
Orange Co.	$45,639	$70,761	$135,916	$146,311
Conservation and Environmental Resources	877	296	2,528	1,441
Other Operations	337	613	902	3,000
Total operating revenues	46,853	71,670	139,346	150,752

Operating expenses:
Orange Co.	31,706	48,666	101,030	109,263
Conservation and Environmental Resources	1,399	624	3,540	1,992
Other Operations	65	1,353	212	3,522
Total operating expenses	33,170	50,643	104,782	114,777

Gross profit	13,683	21,027	34,564	35,975
General and administrative expenses	2,747	2,949	9,521	11,931

Income from operations	10,936	18,078	25,043	24,044

Other (expense) income:
Investment and interest income, net	—	44	—	44
Interest expense	(2,470)	(2,104)	(7,448)	(5,739)
Gain (loss) on sale of real estate	(284)	1	618	13,471
Loss on extinguishment of debt	—	(87)	—	(1,051)
Impairment of asset held for sale	—	—	—	(541)
Other expense, net	(120)	(112)	(419)	(85)
Total other (expense) income, net	(2,874)	(2,258)	(7,249)	6,099

Income before income taxes	8,062	15,820	17,794	30,143
Provision for income taxes	3,392	6,644	7,419	11,534

Net income	4,670	9,176	10,375	18,609
Net loss attributable to noncontrolling interests	11	—	29	—
Net income attributable to Alico, Inc. common stockholders	4,681	9,176	10,404	18,609
Comprehensive income attributable to noncontrolling interests	—	—	—	—
Comprehensive income attributable to Alico, Inc. common stockholders	$4,681	$9,176	$10,404	$18,609

Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$0.56	$1.11	$1.25	$2.34
Diluted	$0.56	$1.11	$1.25	$2.34
Weighted-average number of common shares outstanding:
Basic	8,309	8,278	8,299	7,969
Diluted	8,309	8,284	8,309	7,971

Cash dividends declared per common share	$0.06	$0.06	$0.18	$0.18

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended June 30,
	2016	2015

Net cash provided by operating activities:	$34,185	$36,349

Cash flows from investing activities:
Acquisition of citrus businesses, net of cash acquired	—	(265,587)
Proceeds on sale of sugarcane land	—	97,151
Purchases of property and equipment	(9,115)	(9,309)
Proceeds from disposals of property and equipment	—	1,016
Other	164	2,424
Net cash used in investing activities	(8,951)	(174,305)

Cash flows from financing activities:
Proceeds from term loans	2,500	182,500
Repayments on revolving line of credit	(53,882)	(87,031)
Borrowings on revolving line of credit	53,882	81,031
Repayment of term loan	—	(34,000)
Principal payments on term loans	(8,080)	(15,189)
Financing costs	—	(2,834)
Contingent consideration paid	(7,500)	—
Treasury stock purchases	(3,141)	(1,029)
Dividends paid	(1,497)	(1,381)
Distributions to members	—	(298)
Net cash (used in) provided by financing activities	(17,718)	121,769

Net increase (decrease) in cash and cash equivalents	7,516	(16,187)
Cash and cash equivalents at beginning of the period	5,474	31,130

Cash and cash equivalents at end of the period	$12,990	$14,943